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                                   EXHIBIT 5.1

                                  May 14, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Vista Information Solutions, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As legal counsel for Vista Information Solutions, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 100,000 shares (the "Shares") of Common Stock, par value $0.001 per share, of the Company which may be issued pursuant to the Vista Information Solutions, Inc. 1998 Employee 401(k) Plan (the "Plan"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

         Based on such examination, we are of the opinion that the 100,000 shares of Common Stock of the Company which may be issued under the Plan are duly authorized shares and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                         Respectfully submitted,



                                         GRAY CARY WARE & FREIDENRICH LLP